Exhibit 10.1

SIERRA METALS INC.

(the "Corporation")

TRANSLATION CERTIFICATE

The undersigned, Igor Gonzales, President and Chief Executive Officer of the Corporation, hereby certify that the attached translation in the English language of the "Mid-Term Loan Contract" dated March 8, 2019 between the Corporation, Dia Bras Peru S.A.C. and Dia Bras Mexicana S.A. de C.V. (as Co-Obligors) AND Banco de Crédito Del Perú (as Lenders and as Administrative Agent and Agent of Guarantees), which was originally drafted and executed in the Spanish language, constitutes a reasonably accurate translation of said document within the meaning of Section 3.2 of National Instrument 51-102 - Continuous Disclosure Obligations.

DATED at Lima, Peru this 27th day of March, 2019.

SIERRA METALS INC.

By:	"Igor Gonzales"

Name: Igor Gonzales
Title: President & Chief Executive Officer